UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2024

LIGHTSTONE VALUE PLUS REIT V, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1
Lakewood, New Jersey 08701

(Address of principal executive offices)

(Zip Code)

(732) 367-0129
(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Declaration of Special Distribution

On September 27, 2024, the board of directors of Lightstone Value Plus REIT V, Inc. declared a special cash distribution of $0.42 per share of common stock payable to stockholders of record as of September 30, 2024 (the “Special Distribution”). The Special Distribution, which represents a portion of proceeds from asset sales, will be paid on or about October 16, 2024.

Adjustment to Estimated Value Per Share

Pursuant to the Policy for Estimation of Common Stock Value, as of September 30, 2024, the record date for the Special Distribution, our estimated value per share will become $15.04, which reflects an adjustment to our most recently published estimated value per share of $15.46 per share as of September 30, 2023 to account for payment of the $0.42 per share Special Distribution (the “Adjusted Estimated Value Per Share”).

Share Redemption Program

Our board of directors designated the Special Distribution as a “special distribution” as such term is used in our Seventh Amended and Restated Share Redemption Program (the “SRP”). Therefore, the purchase price per share paid with respect to any redemption made under the SRP beginning September 30, 2024 will be 85% of the Adjusted Estimated Value Per Share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REIT V, INC.

Dated: September 27, 2024	By:	/s/ Seth Molod
Seth Molod
Chief Financial Officer & Executive Vice President

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